Mike:

Thank you ___________, and welcome everyone to National Research Corporation’s fourth quarter and year-end 2006 conference call. My name is Mike Hays, the Company’s CEO, and joining me on the call today is Pat Beans our CFO.

Before we commence our remarks, I would ask Pat to review conditions related to any forward-looking statements that may be made as part of today’s call. Pat.

Pat:

Thank you, Mike. This conference call includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the facts that could affect the company’s future results, please see the company’s filings with the Securities and Exchange Commission. With that, I’ll turn it back to you, Mike.

Mike:

Thank you, Pat.

I want to begin the call by saying I was not pleased with our fourth quarter performance. That said, the reasons are simple and understandable. Revenue from new contracts, all of which should have been incremental, had to first make up for the lost contract we reported in the third quarter. This lowered our revenue growth and was compounded by the fact we got a little ahead of ourselves in expenses. Both of these factors drove fourth quarter margins below our 15% net income target. At year end, that revenue had been more than replaced and our expense structure is now at plan. Nevertheless, the fourth quarter dampened our annual performance.

Interestingly, even with the fourth quarter below plan, our 2006 annual performance was very good. Our 24% revenue growth in the core business surpassed NRC’s revenue growth rate in all but one of the past ten years. When TGI’s contribution was added in, revenue grew 35% in 2006, far surpassing the growth rate of any other year in the past decade. Before I touch on my additional thoughts regarding 2006 and, more importantly, our focus going forward, let me ask Pat to review the quarterly and year-end 2006 financials. Pat.

Pat:

Thanks, Mike.

Company revenues for the three months ended December 31, 2006, were $10.3 million, compared to $8.6 million during the same period in 2005, a 21% increase. For the twelve months ended December 31, 2006, the Company achieved revenues of $43.8 million, compared to $32.4 million during the same period in 2005, a 35% increase.

For the three months ended December 31, 2006, net income for the Company was $1.0 million or $0.15 per share basic and $0.14 per diluted share, compared to $1.5 million or $0.22 per basic and diluted share for the same period in 2005. The net income margin for the fourth quarter 2006 was 10% which, as Mike highlighted, was far below our model of 15%.

For the twelve months ended December 31, 2006, net income for the company was $5.9 million or $0.86 per share basic and $0.85 per diluted share, compared to $5.2 million or $0.74 per basic and diluted share for the same period in 2005, a 15% increase in earnings per share. The net income margin was 13% for 2006.

Had the company adopted the Statement of Financial Accounting Standards No. 123R on January 1, 2005, earnings per diluted share for 2005 would have been $0.69 compared to $0.85 for 2006, a 23% increase.

During the fourth quarter 2006, direct expenses as a percentage of revenue were 45% which is at the highest end of our model of 43 to 45%. For the year 2006, direct expenses ended at 44% of revenue.

During the fourth quarter 2006, selling, general and administrative costs represented 31% of revenue compared to 24% in the fourth quarter 2005. For the year 2006, we were outside our model of 23 to 25% with selling, general and administrative expense at 28%. Looking at 2007, we should see SG&A expenses being leveraged against higher revenue.

Depreciation and amortization was 7% of revenue during the fourth quarter 2006, compared to 5% during the fourth quarter 2005, due to the acquisition of The Governance Institute. For 2007, we expect the annualized depreciation and amortization expenses as a percentage of total revenues to be at the lower end of our model of 4.5% to 6% given continued revenue growth.

In 2007, we also expect continued lower interest income and higher interest expense than historical benchmarks due to the TGI acquisition. The increase in interest expense should be offset by TGI’s earnings.

Cash flow from operations for 2006 was $6.3 million, compared to $8.2 million for the year 2005. Cash flow was lower year over year due to the timing of billings, collections, and estimated tax payments. Cash and short-term investments as of December 31, 2006, were $2.0 million

I will now turn the call back over to Mike for additional discussion.

Mike:

Thank you, Pat.

Let me now report on the various metrics we routinely provide during our earnings calls.

The first metric is Total Recurring Contract Value which, as of December 31, 2006, was $46.6 million, a 24% increase over the year ending 2005.

The second matrix is Net New Sales which, for the fourth quarter 2006, were $3.4 million, representing the second highest quarter since the sales expansion commenced three years ago. By comparison, in the fourth quarter 2005, Net New Sales were $1.3 million. Net new sales for the entire year 2006 reached $11.9 million, up 81% over 2005.

Clearly the sales strategies we have in place are continuing to produce and at an increasing rate resulting in growing our market share and current client contract value.

I base this observation on the following trend.

In 2004, we averaged $290,000 in net new sales per month, compared to $550,000 per month in 2005 and $990,000 per month in 2006. In addition, January 2007 net new sales were very strong, far surpassing 2006‘s monthly averages. Given this trend, we anticipate new sales of current and new products to continue to be the material driver of our growth in 2007.

Our third and final metric breaks out new sales for our syndicated Healthcare Market Guide product which were $679,000 in the fourth quarter 2006, compared to $271,000 in the fourth quarter 2005. For the year 2006, Healthcare Market Guide new sales were $2.1 million, compared to $881,000 in 2005. As you can see, the Healthcare Market Guide team did a great job in 2006.

For the year 2007, NRC will focus even more resources towards our sales strategies and capitalizing on what we continue to see as expanding opportunities in the markets we serve.

The Governance Institute had a good year as well. New members signed up during 2006 reached a record 98, and member retention increased to 88%. We have now doubled the sales staff at TGI and are hopeful the expansion within this business unit has a similar impact to what we have witnessed in other business units. TGI’s contribution to overall company growth goes far beyond just being a great growing business. The relationship TGI has with its member CEOs will also prove to be instrumental in greater penetration of existing accounts, as well as become a growing influence in capturing new clients for NRC as a whole.

It is also important to note that all I have said regarding sales may suggest more feet on the street is solely responsible for 100% of our momentum, and that is not accurate. In 2006, we also materially increased our product development activities. As one example, additional Healthcare Market Guide product rolled out in 2006 directly contributed to one-third or more of that unit’s new sales.

We are also mirroring TGI’s membership model for additional new products for NRC to slowly evolve our product mix to be more subscription based. We are benefiting from less volatility, enhanced visibility and leverage provided for by these subscription-based revenue streams and, as you can imagine, that is highly attractive. Into 2007 and beyond, our objective is to have an increasing percentage of our revenues in subscription products. Today we estimate 20% of our revenues are subscription-based.

Before I open the call to your questions, let me briefly touch on two additional elements of our focus for 2007. Our GHS business unit, now known as Payer Solutions, represents our portfolio of offerings for the payer market and is generating increased opportunity for the company. We are clearly benefiting from the increased interest by health plans to enter the Medicare Advantage market which directly drives the revenue of core Payer Solutions products. We are also uncovering cross-selling opportunities among payer clients for the balance of NRC offerings.

A final note before Q&A.

As you can tell from my comments, we believe 2007 will be a good year for the company. That said, we also clearly understand that throughout any given year, performance will not be equal across all units of business or across all units of time.

_____, I would now like to open the question and answer portion of the call.

Closing statement.

Thank you for your time today. Pat and I looking forward to talking to you again next quarter.